Exhibit No. 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

FIRST AMENDMENT, dated as of July 1, 2004 (this “Amendment”), between Kronos Incorporated (“Kronos”) and ADP, Inc. (“ADP”) to that certain Software License, Hardware Purchase and Support Agreement, dated as of July 24, 2003 between Kronos and ADP (the “Agreement”).

WHEREAS, the parties desire to modify and/or supplement certain of the restrictions on the parties contained in the Agreement and to memorialize certain other changes to the Agreement, all on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.     Definitions. Unless otherwise specifically indicated in this Amendment, capitalized terms used but not defined in this Amendment that are defined in the Agreement shall have the meanings provided in the Agreement. Each of Kronos and ADP shall be referred to individually as a “party,” and, together, as the “parties.”

2.     Principal ADP Restrictions.

(a)     Section 3.1(a)(i) and Section 6(c) of the Agreement are hereby amended by deleting the number “[**]” contained in each such section and replacing it in each case with the number “[**]"; provided that such changes shall only apply with respect to eLabor Software.

(b)     The amendments to the Agreement pursuant to the preceding Section 2(a) will be subject to reversal (and will be of no further force and effect thereafter) at the time, and under the circumstances, contemplated in Section 3(e), below.

3.     Agreement Term, ADP Minimums.

(a)     The term of the Agreement is hereby extended by changing the date set forth in Section 13(a) of the Agreement from “April 3, 2008” to “September 30, 2008.”

(b)     As used in this Amendment:

(i)	“FY ‘05” shall mean the 15 month period commencing on July 1, 2004 and ending on September 30, 2005;

(ii)	“FY ‘06” shall mean the 12 month period commencing on October 1, 2005 and ending on September 30, 2006;

(iii)	“FY ‘07” shall mean the 12 month period commencing on October 1, 2006 and ending on September 30, 2007; and

(iv)	“FY ‘08” shall mean the 12 month period commencing on October 1, 2007 and ending on September 30, 2008.

(v)	“Kronos Items” shall mean any and all Kronos products and services covered by the Agreement, including, without limitation, software, hardware, maintenance, refurbishment, training and support.

(vi)	“Purchase” (including the plural “Purchases”) shall mean the ordering by ADP of Kronos Items that consist of hardware and/or software and the rendering of all other acts or services by Kronos that constitute Kronos Items, in each case, within the specified time period. Any credits issued to ADP during any specified time period shall reduce the total Purchase accordingly.

(c)     With respect to FY ‘05, ADP shall be obligated to Purchase a minimum of $[**] ([**] Dollars) of Kronos Items at the prices then in effect under the Agreement or as otherwise agreed by the parties (the “FY ‘05 Minimum”). In the event the Purchases by ADP in respect of such period exceed the FY ‘05 Minimum, the amount of the FY ‘06 Minimum, as defined below, shall automatically (i.e., without a further amendment of the Agreement) be reduced by the amount of such excess. Notwithstanding the foregoing, with respect to each fiscal quarterly period (commencing July 1, 2004), ADP shall be required to Purchase from Kronos no less than [**]% ([**] percent) of the Quarter Specific Percentage of the FY ‘05 Minimum, as set forth below. However, if ADP’s Purchases in any quarterly period of FY ‘05 exceed the applicable Quarterly Specific Percentage, the amount of such excess shall be applied to any subsequent quarterly periods in FY ‘05 in which ADP’s Purchases fail to reach the Quarterly Minimum Percentage for such subsequent quarterly period. The Quarter Specific Percentage for each of the five applicable quarterly periods in FY ‘05 are as follows:

Quarterly Period		Quarter Specific Percentage
7/1/04 to 9/30/04		[**]% of FY '05 Min.
10/01/04 to 12/31/04	--	[**]% of FY '05 Min.
1/01/05 to 3/31/05	--	[**]% of FY '05 Min.
4/01/05 to 6/30/05	--	[**]% of FY '05 Min.
7/1/05 to 9/30/05	--	[**]% of FY '05 Min.

(d)     With respect to FY ‘06, ADP shall be obligated to Purchase a minimum of $[**] ([**] Dollars) of Kronos Items at the prices then in effect under the Agreement or as otherwise agreed by the parties (subject to adjustment as contemplated in Section 3(c) above, the “FY ‘06 Minimum”). Notwithstanding the foregoing, with respect to each fiscal quarterly period (commencing October 1, 2005), ADP shall be required to Purchase from Kronos no less than [**]% ([**] percent) of the Quarter Specific Percentage of the FY ‘06 Minimum, as set forth below. However, if ADP’s Purchases in any quarterly period of FY ‘06 exceed the applicable Quarterly Specific Percentage, the amount of such excess shall be applied to any subsequent quarterly periods in FY ‘06 in which ADP’s Purchases fail to reach the Quarterly Minimum Percentage for such subsequent quarterly period. Unless modified pursuant to the last sentence (below) of this Section 3(d), the Quarter Specific Percentage for each of the four applicable quarterly periods in FY ‘06 shall be as follows:

Quarterly Period	Quarter Specific Percentage
10/1/05 to 12/31/05	[**]% of FY '06 Min.
1/01/06 to 3/31/06	[**]% of FY '06 Min.
4/1/06 to 6/30/06	[**]% of FY '06 Min
7/1/06 to 9/30/06	[**]% of FY '06 Min.

Kronos agrees that it will not unreasonably withhold any reasonable modification to the Quarter Specific Percentages for FY ‘06 that may be proposed or requested by ADP hereafter (provided, for the sake of certainty, that the 4 quarterly percentages continue to add up to 100%).

(e)     During the latter half of FY’ 06, the parties will use reasonable commercial efforts in good faith to negotiate, agree upon and document ADP minimum purchase amounts for Kronos Items for FY’07 and FY’08; provided that (i) in no event shall the minimum established for FY ‘07 constitute an increase of more than [**]% ([**] percent) over the FY ‘06 Minimum and (ii) in no event shall the minimum established for FY ‘08 constitute an increase of more than [**]% ([**] percent) over the minimum established for FY ‘07 , if any. The parties acknowledge that the foregoing limitations on increases are included as absolute maximums only, and that changed conditions or circumstances at the time such future minimums are to be negotiated may provide a reasonable basis to take the position that an increase, no increase or a decrease in such minimums is warranted. In the event the parties are unable to come to agreement on minimums for FY ‘07 and FY ‘08 prior to the end of FY ‘06 (or such extended negotiation period to which the parties may agree), then, unless otherwise agreed by the parties at the time, the amendment contained in Section 2(a) above shall be reversed, null and void effective as of the beginning of FY ‘07. In the event that the actual Purchases by ADP in respect of FY ‘05 and FY ‘06 exceed the applicable minimums agreed to herein for such periods (the “Excess”), then, for purposes of the first sentence of this Section 3(e) the term “FY ‘06 Minimum” shall be deemed to be modified to say “FY ‘06 Minimum minus the Excess”.

(f)     ADP’s obligations to satisfy any minimums agreed hereunder or to be agreed hereafter (including quarterly minimums) shall be reasonably suspended or the amounts thereof reasonably reduced in the event of any of the following Force Majeure Event(s) (as hereafter defined) that is reasonably expected to have a material adverse affect upon ADP’s ability to satisfy any such minimums. A “Force Majeure Event” shall mean epidemics, environmental contaminations (due to chemical, biological or nuclear materials purposely or accidentally released into the environment, etc.), acts of terrorism, civil disobedience and extraordinary elements of nature or acts of God (other than localized fire, hurricane, tornado or flood) and could not have been prevented by ADP’s reasonable precautions or could not reasonably be circumvented by ADP through the use of alternate plans. The parties expressly acknowledge that a Force Majeure Event(s) does not include vandalism, the regulatory acts of governmental agencies or labor strikes. Upon the occurrence of a Force Majeure Event(s), ADP shall be excused from any further performance of the obligation to satisfy the minimums agreed hereunder for as long as such circumstances prevail, and for so long as ADP continues to attempt to recommence performance to the greatest extent possible, without delay. Furthermore, Kronos represents and warrants that it shall not materially and significantly change its current business practices (particularly with respect to the pricing of its products outside of the ADP/Kronos relationship and its methods of compensating its direct sales force) in such a way as would be reasonably expected to make it significantly more difficult for ADP to satisfy any such minimums.

(g)     For purposes of clarity, it is understood and agreed that in event the amendment contained in Section 2(a) is reversed (for the reasons identified in Section 3(e)), ADP shall not be obligated to make the payments contemplated in Section 6(c) of the Agreement with respect to clients that have crossed the [**] employee threshold during the period after the date hereof and prior to the reversal of such amendment.

(h)     The restrictions contained in Section 3.1(d) of the Agreement shall not apply to the sale by ADP to Clients of additional non-Kronos data collection equipment if the previous sales to such Clients of such non-Kronos equipment was done in accordance with, or not in contravention of any of, the terms of the Agreement.

4.     Elimination/Modification of Kronos Restrictions.

(a)	Notwithstanding anything to the contrary contained in the Agreement, from and after the date hereof, Kronos shall be permitted to do or engage in the following activities:

(i)	partnering or entering into business relationships, with respect to Kronos Software, Hardware and related services with business process outsourcing firms that provide Payroll Processing Services (each, a “BPO”), regardless of the size of any ultimate client’s workforce; provided that none of such BPOs derives more than [**]% of its total annual revenue from Payroll Processing Services, unless the total annual revenue of such BPO is below $[**] ([**] Dollars).

(ii)	partnering or entering into business relationships with third party distributors with respect to distribution of Kronos Software, Hardware and related services to clients having less than [**] employees; provided that none of such distributors derives more than [**]% of its total annual revenue from Payroll Processing Services, unless the total annual revenue of such distributor is below $[**] ([**] Dollars).

(iii)	directly providing payroll and HR software on a subscription basis to clients, regardless of the size of any client’s workforce.

5.     Other Agreements.

(a)	Attached hereto as Exhibit A is a list of ADP clients currently using eLabor Software. Kronos hereby releases ADP from any commitment or obligation to Kronos to cause or attempt to cause such clients identified on Exhibit A to cease using eLabor Software.

(b)	Interpretive understandings regarding the Agreement that have been reached between in-house counsel to ADP and in-house counsel to Kronos since the commencement of the Agreement shall apply to this Amendment in the same manner as applied to the Agreement. In addition, the parties will continue to act reasonably in consultation with one another with respect to “one-off” individual client exceptions that may be requested by ADP from time to time with respect to prospects for eLabor Software that potentially exceed [**] employees by an amount that may be viewed as immaterial or insignificant.

6.     Miscellaneous.

The Agreement, as amended hereby, remains in full force and effect. This Amendment (like the Agreement) shall be governed in all respects by the laws of the State of New Jersey without giving effect to principles of conflicts of law. The headings in this Amendment are intended for convenience of reference and this Amendment shall not be affected or impaired thereby. This Amendment may be executed in any number of counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ADP, INC	KRONOS INCORPORATED
By: /s/Cambell Langdon	By: /s/Aron Ain
(Authorized Signature)	(Authorized Signature)
Name: Cambell Langdon	Name: Aron Ain
(please print)	(please print)
Title: President, Tax, Financial and Time Management Services	Title: Executive VP, COO

EXHIBIT A

Legacy eLabor Clients	Main Location
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